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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-99114) pertaining to the Law Companies Group, Inc. 401(k) Savings Plan of our report dated June 13, 1997, with respect to the financial statements and schedules for the Law Companies Group, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.

                                            /s/ Ernst & Young LLP
                                            ------------------------------
                                            Ernst & Young LLP


Atlanta, Georgia
June 25, 1997